Exhibit 16.1

Scrudato & Co., PA
CERTIFIED PUBLIC ACCOUNTING FIRM

October 18, 2016

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 17, 2016 of Grow Condos, Inc. and are in agreement with the statements contained therein, except for paragraph 5, for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Scrudato & Co., PA

 7 Valley View Drive Califon, New Jersey 07830
Registered Public Company Oversight Board